Exhibit 1


                              THIRD CENTURY BANCORP

                             Up to 1,653,125 Shares

                                  COMMON SHARES
                                 (No Par Value)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT


                                  May ___, 2004




Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034


Ladies and Gentlemen:

     Third Century Bancorp, an Indiana corporation (the "Company"), and Mutual Savings Bank, an Indiana-chartered savings bank located in Franklin, Indiana (the "Bank") (references to the "Bank" include the Bank in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. ("the Agent"), as follows:


     Section 1. The Offering. The Bank, in accordance with its plan of conversion adopted by its Board of Directors (as amended, the "Plan"), intends to convert from an Indiana chartered mutual savings bank to an Indiana chartered stock savings bank, and issue all of its issued and outstanding capital stock to the Company. In addition, pursuant to the Plan, the Company will offer and sell up to 1,653,125 shares of its common shares, without par value (the "Shares" or "Common Shares"), in a subscription offering (the "Subscription Offering") to
(1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of December 31, 2002 ("Eligible Account Holders"), (2) the Mutual Savings Bank Employee Stock Ownership Plan (the "ESOP"), (3) depositors of the Bank with Qualifying Deposits as of March 31, 2004 ("Supplemental Eligible Account Holders") and (4) the Bank's Other Members as defined in the Plan. Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale the Shares not subscribed for or ordered in the Subscription Offering in a community offering (the "Community Offering" and when referred to together with or subsequent to the Subscription Offering, the "Subscription and Community Offering") conducted concurrently with the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given to residents of Johnson County, Indiana. It is anticipated that shares not subscribed for in the




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

Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Bank may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."


     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-113691) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.


     In accordance with Title 12, Chapter III, Subchapter A, Part 303, Subpart I (the "FDIC Regulations"), the Bank has filed with the FDIC a Notice of Intent to Convert to Stock Form (the "Notice"), and has filed such amendments thereto as may have been required by the FDIC. In accordance with The Indiana Financial Institutions Act, Article 1 of Title 28 of the Indiana Code, and any regulations promulgated pursuant thereto (the "Department Regulations" and together with the FDIC Regulations, the "Conversion Regulations"), the Bank has filed an Application to Convert Pursuant to IC 28-1-21.9 for its conversion from a mutual savings bank to a stock savings bank (the "Conversion Application") with the Indiana Department of Financial Institutions (the "Department") and has filed such amendments thereto as may have been required by the Department. In addition, in accordance with the Bank Holding Company Act of 1956, as amended ("BHCA"), the Company has filed with the Board of Governors of the Federal Reserve System ("FRB"), the Company's application to acquire ownership of the Bank on Form FRY-3 ("Holding Company Application") and has filed such amendments thereto as may have been required by the FRB.


     Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Common Shares and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, research coverage and in syndicate formation (if necessary).

     On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to




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

consult with and advise the Company and the Bank as to the matters set forth in the letter agreement between the Bank and the Agent, dated December 2, 2003, and signed on behalf of the Bank on January 5, 2004. It is acknowledged by the Company and the Bank that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

     The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

     In the event the Company is unable to sell a minimum of 1,062,500 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this
Section 2 and in Sections 6, 8 and 9 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

     If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

     The Agent shall receive the following compensation for its services hereunder:

          (a) A management fee of $25,000, payable in four consecutive monthly installments of $6,250. Such fee shall be deemed to have been earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which the termination occurred, including any accrued legal fees expended by the Agent. The management fee shall be applied against the success fee described in subparagraph 2(b).

          (b) A success fee of 1.50% which shall be based on the aggregate purchase price of common stock sold in the Subscription and Community Offering, excluding shares




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

     purchased by the Bank's officers, directors, or employees (or members of their immediate family) plus the ESOP, tax-qualified or stock based compensation plans (except individual retirement accounts, "IRA"s) or similar plan created by the Bank for some or all of its directors or employees.

          (c) If any of the Common Shares remain available after the Subscription Offering, at the request of the Bank, the Agent will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Common Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. The Agent will endeavor to distribute the Common Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Bank and the Plan. The Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by the Selected Dealers. The Agent will pass onto the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Agent shall be transmitted by the Agent to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Bank upon consultation with the Agent.

          (d) The Agent will be reimbursed for out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers not to exceed $10,000. The Bank and Company shall reimburse the Agent for fees and expenses of counsel, which shall not exceed $35,000. The Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Bank's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the conversion; and the fees set forth under this Section 2; and fees for "Blue Sky" legal work. The Company or the Bank will reimburse the Agent for any such expenses incurred by the Agent on their behalf.

     Full payment of Agent's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.

     Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus.


     Section 4. Representations and Warranties of the Company and Bank. The Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:


          (a) The Registration Statement which was prepared by the Company and the Bank and filed with the Commission was declared effective by the Commission on May ___, 2004. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and




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

     the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized in writing by the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 2, the Prospectus (including any amendment or supplement thereto) and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized in writing by the Company or the Bank for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Conversion--Marketing Arrangements" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

          (b) The Conversion Application which was prepared by the Company and the Bank and filed with the Department was approved on May ___, 2004 and the related Prospectus has been authorized for use by the Department. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the Department and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the Department Regulations. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the caption "The Conversion--Marketing Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent. The Holding Company Application has been prepared by the Bank and the Company in material conformity with the requirements of the BHCA and has been filed with and approved by the FRB. A conformed copy of the Holding Company Application has been delivered to the Agent.

          (c) By letter dated May ___, 2004, the FDIC issued its non-objection to the Notice or the transactions contemplated thereby. At the time of the non-objection to the Notice, including




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

     the Prospectus (including any amendment or supplement thereto), by the FDIC and at all times subsequent thereto until the Closing Date, the Notice, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the FDIC Regulations. The Notice, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Notice under the caption "The Conversion--Marketing Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

          (d) No order has been issued by the Commission, the Department or the FDIC (hereinafter any reference to the FDIC shall include the SAIF) preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Company or the Bank, threatened.

          (e) At the Closing Date, the Plan will have been adopted by the Boards of Directors of both the Company and the Bank and approved by the members of the Bank, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Department, the FDIC, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the Company and the Bank, no person has sought to obtain review of the final action of the Department or the FDIC in approving the Plan or in approving or not objecting to the Conversion or the FRB in approving the Holding Company Application pursuant to the BHCA.

          (f) The Bank has been organized and is a validly existing Indiana chartered savings bank in mutual form of organization and upon the Conversion will become a duly organized and validly existing Indiana chartered savings bank in permanent capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations or business of the Company, the Bank and Mutual Financial Services, Inc., taken as a whole ("Material
     Adverse Effect"); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the




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

     conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. The Bank has one wholly owned subsidiary, Mutual Financial Services, Inc., which is not a significant subsidiary for purposes of Regulation S-X or SB. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company and (ii) the Company will have no direct subsidiaries other than the Bank. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Department's and the FDIC's resolutions or letters of approval or non-objection, at the time of the Closing all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the Department, the FDIC and the FRB, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

          (g) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

          (h) The Bank is a member of the Federal Home Loan Bank of Indianapolis ("FHLB-Indianapolis"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Bank, threatened. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and
     Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

          (i) The Company and the Bank have good and marketable title to all real property and good title to all other assets material to the business of the Company and the Bank, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company and the Bank, taken as a whole; and all of the leases and subleases material to the business of the Company and the Bank, taken as a whole, under which the Company or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.


          (j) The Company and the Bank have received an opinion of their special counsel, Barnes & Thornburg LLP, with respect to the federal income tax and Indiana income tax consequences of the Conversion; all material aspects of such opinion are accurately summarized in the Registration Statement and the Prospectus. The Company and the Bank represent and warrant that the facts upon which such opinion is based are truthful, accurate and complete.

          (k) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, except approval or confirmation by the Department and the FDIC of the final appraisal of the Bank. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank. This Agreement has been validly executed and delivered by the Company and the Bank and is the valid, legal and binding agreement of the Company and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).


          (l) Neither the Company nor the Bank is in violation of any directive received from the Department, the FDIC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Department and the FDIC) and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, results of operations or business of the Company or the Bank, or which would materially affect their properties and assets.

          (m) The financial statements, schedules and notes related thereto which are included in the Prospectus fairly present the balance sheet, income statement, statement of changes in equity capital and statement of cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and applicable regulations of the Department and the FDIC. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the Department and the FDIC, except that accounting principles employed in such regulatory filings conform to the requirements of the Department and the FDIC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

          (n) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company or the Bank, considered as one enterprise, or in the earnings, capital or properties of the Company or the Bank, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets which are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor has the Company or the Bank issued any securities (other than in connection with the incorporation of the Company, if necessary) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company or the Bank; (iv) there has been no material adverse change in the Company's or the Bank's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Bank's fidelity bond or any other type of insurance coverage; (v) except as disclosed in the Prospectus, there has been no material change in management of the Company or the Bank;
     (vi) neither the Company nor the Bank has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; and (vii) neither the Company nor the Bank has defaulted in the payment of principal or interest on any outstanding debt obligations. All documents made available or delivered or to be made available or delivered by the Bank or the Company or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors, borrowers and other members of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Bank, the Company or their representatives, to the best knowledge of the Bank and the Company, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.


          (o) Neither the Company nor the Bank is (i) in violation of its Articles of Incorporation, Articles of Mutual Bank Conversion or Bylaws (and the Bank will not be in violation of its

     Articles of Stock Charter Conversion or Bylaws in capital stock form upon consummation of the Conversion), or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance (with the exception of the liquidation account established in the Conversion) upon any of the assets of the Company or the Bank pursuant to the Articles of Incorporation and Bylaws of the Company or the Articles of Mutual Bank Conversion, Articles of Stock Charter Conversion and Bylaws of the Bank (in either mutual or capital stock form) or any material contract, lease or other instrument in which the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Bank, except for such violations which would not have a Material Adverse Effect; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Bank.



          (p) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Bank is a party or by which either of them or any of their property is bound or affected, except such defaults which would not have a Material Adverse Effect; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the Company or the Bank, would have a Material Adverse Effect.

          (q) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company and the Bank, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

          (r) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval or non-objection of the Commission, the Department, the FDIC and the FRB, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (s) BKD, LLP, which has certified the audited financial statements and schedules of the Bank included in the Prospectus, has advised the Company and the Bank in writing that they are, with respect to the Company and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.


          (t) Keller & Company, Inc., which has prepared the Bank's Conversion Valuation Appraisal Report as of February 27, 2004 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company and the Bank within the meaning of the Conversion Regulations.


          (u) The Company and the Bank have timely filed all required federal, state and local tax returns; the Company and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

          (v) The Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (w) To the knowledge of the Company and the Bank, neither the Company, the Bank nor employees of the Company or the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (x) Prior to the Conversion, neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

          (y) The Company and the Bank have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

          (z) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (aa) Any certificate signed by an officer of the Company or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.


     Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Company and the Bank as follows:


          (i) The Agent is a corporation and is validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of Indiana with full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms.

          (iii) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

          (iv) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

          (v) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

          (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.


          (vii) The Agent is duly registered and in good standing as a broker-dealer with the Commission and is a member in good standing of the NASD.

          (viii) Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), to the extent applicable.


     Section 5.l Covenants of the Company and the Bank. The Company and the Bank hereby jointly and severally covenant with the Agent as follows:

          (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

          (b) The Bank will not, at any time after either the Conversion Application is approved by the Department or the Notice is not objected to by the FDIC, file any amendment or supplement to such Conversion Application or Notice without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

          (c) The Company will not, at any time after the Holding Company Application is approved by the FRB, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the non-confidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

          (d) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission, any post-effective amendment to the Conversion Application to be approved by the Department and any post-effective amendment to the Notice to be not objected to by the FDIC and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the Department; (iii) when the Bank receives a letter of non-objection from the FDIC regarding the Notice; (iv) of any comments from the Commission, the Department or the FDIC, or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of the request by the Commission, the Department, or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Notice or for additional information; (vi) of the issuance by the Commission, the Department or the FDIC, or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the Department or the FDIC, or any other state authority of any such order and, if any such order shall at any time be issued, and (ii) to obtain the lifting thereof at the earliest possible time.

          (e) The Company and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application, the Notice and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

          (f) The Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

          (g) The Company  and the Bank will  comply  with any and all  material
     terms,  conditions,   requirements  and  provisions  with  respect  to  the
     Conversion and the transactions contemplated thereby imposed by the Commission, the Department, the FDIC, the FRB or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the Department, the FDIC, the FRB or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

          (h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will immediately so inform the Agent and prepare and file, at their own expense, with the Commission, the Department and the FDIC, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

          (i) The Company and the Bank will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Agent and the Company and the Bank may reasonably agree upon consistent with the Conversion Regulations; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

          (j) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Department and the FDIC, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Shares in the event of a complete liquidation of the Bank.

          (k) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any of their common shares, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

          (l) The Company will file a registration statement for the Common Shares under Section 12(g) of the 1934 Act prior to the completion of the Offering and shall request that such registration statement be effective upon or before completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

          (m) During the period during which the Common Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with the 1933 Act and the 1934
     Act).

          (n) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K or 10-KSB, 10-Q or 10-QSB and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the FDIC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as the Agent may reasonably request.

          (o) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (p) Other than as permitted by the Conversion Regulations, the BHCA, the 1933 Act, the 1933 Act Regulations and the rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

          (q) The Company will use its best efforts to encourage and assist a broker-dealer to maintain quotation of the Shares on the OTC-Bulletin Board.

          (r) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

          (s) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's Rule 2790.

          (t) Neither the Company nor the Bank will amend the Plan of Conversion without notifying the Agent prior thereto.

          (u) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

          (v) Prior to the Closing Date, the Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

          (w) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the Company nor the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Bank, taken as a whole.


          (x) The facts and representations provided to Barnes & Thornburg LLP by the Bank and the Company and upon which Barnes & Thornburg LLP will base its opinion under Section 7(c)(1) are and will be truthful, accurate and complete.

     Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse the Agent for actual accountable out of pocket expenses, including but not limited to: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; and (c) subject to Section 2(d), all reasonable expenses of the Conversion, including but not limited to the Agent's attorneys' fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion. In the event the Company is unable to sell the minimum number of shares necessary to complete the offering or the Conversion is terminated or otherwise abandoned, the Company and the Bank shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

     Section 7. Conditions to the Agent's Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

          (a) At the Closing Date, the Company and the Bank shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations, the applicable laws of Indiana, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Department and the FDIC.

          (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the Department and the Notice not objected to by the FDIC not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's or the Bank's knowledge, threatened by the Commission, the Department, the FDIC, or any other state authority.

          (c) At the Closing Date, the Agent shall have received:


               (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Barnes & Thornburg LLP, special counsel for the Company and the Bank, in form and substance to the effect that:


                    (i) The  Company has been duly  incorporated  and is validly existing as a corporation under the laws of the State of Indiana.

                    (ii) The Company has  corporate  power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.


                    (iii) The Bank is a validly existing Indiana chartered savings bank in mutual form and immediately following the completion of the Conversion will be a validly existing Indiana chartered savings bank in permanent capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. All of the outstanding capital stock of the Bank upon completion of the Conversion will be duly authorized and, upon payment therefor, will be validly issued, fully-paid and non-assessable and will be owned by the Company, to such counsel's Actual Knowledge (as defined below), free and clear of any liens, encumbrances, claims or other restrictions.


                    (iv) The Bank is a member of the FHLB-Indianapolis. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and to such counsel's Actual Knowledge, no proceedings for the termination or revocation of such insurance are pending or threatened; the description of the liquidation account as set forth in the Prospectus under the caption "The Conversion--Effects of Conversion to Stock Form on Depositors and Borrowers of Mutual Savings Bank--Effect on Liquidation Rights," to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurately described in all material respects.

                    (v) Immediately following the consummation of the Conversion, the authorized, issued and outstanding Common Shares of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no Common Shares have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and Prospectus, will be duly and validly issued and fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                    (vi) The Bank and the Company have full corporate  power and authority to enter into the Agreement and to consummate the transactions contemplated thereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Bank; and this Agreement is a valid and binding obligation of the Company and the Bank, enforceable against the Company and the Bank in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally chartered savings institutions,
               (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (vii) The  Conversion  Application  has been approved by the
               Department and the Prospectus has been authorized for use by the Department. The FRB has approved the Holding Company Application and the purchase by the Company of all of the issued and outstanding capital stock of the Bank and to such counsel's Actual Knowledge, no action has been taken, and none is pending or threatened, to revoke any such authorization or approval.

                    (viii) The Plan has been duly adopted by the  required  vote of the directors of the Company and the Bank, and based upon the certificate of the inspectors of election, by the members of the Bank.

                    (ix) Subject to the  satisfaction  of the  conditions to the
               Department's approval of the Conversion, the FDIC's non-objection to the Conversion and the FRB's approval of the Holding Company application, no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD (as to which no opinion need be rendered).

                    (x) The  Registration  Statement is effective under the 1933
               Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the Commission.

                    (xi) At the time the Conversion  Application,  including the
               Prospectus contained therein, was approved by the Department, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Department Regulations (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                    (xii) At the time of the Notice,  including  the  Prospectus contained therein, was not objected to by the FDIC, the Notice, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the FDIC Regulations (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                    (xiii) At the time that the  Registration  Statement  became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xiv) The terms and  provisions of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

                    (xv) To the Actual  Knowledge of such counsel,  there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

                    (xvi) To such counsel's Actual Knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Notice, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Conversion Application, the Notice, the Registration Statement or the Prospectus. The description in the Conversion Application, the Notice, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.


                    (xvii) The Plan  complies in all material  respects with all applicable federal and Indiana law, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; to such counsel's Actual Knowledge, the Conversion has been effected by the Company and the Bank in all material respects in accordance with the Conversion Regulations and applicable Department, FDIC and FRB approvals or letters of non-objection issued thereunder; to such counsel's Actual Knowledge, no order has been issued by the Department, the FDIC , the FRB, the Commission or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or threatened by the Department, the FDIC, the FRB, the Commission or any other state authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department, the FDIC or the FRB, as the case may be, approving the Plan, the Conversion Application, the Holding Company Application, Notice or the Prospectus.


                    (xviii) To such counsel's Actual Knowledge,  the Company and the Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.


                    (xix)  Neither the Company nor the Bank is in  violation  of its Articles of Incorporation, Articles of Mutual Bank Conversion and Bylaws, as appropriate or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company and the Bank on a consolidated basis; to such counsel's Actual Knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank are subject (other than the establishment of the liquidation account); and such action will not result in any violation of the provisions of the Articles of Incorporation, Articles of Mutual Bank Conversion or the Bylaws of the Company or the Bank or result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD need be rendered) or order or court order, writ, injunction or decree.

                    (xix) The  Company's  Articles of  Incorporation  and Bylaws
               comply in all material respects with the laws of the State of Indiana. The Bank's Articles of Mutual Bank Conversion and Bylaws comply in all material respects with Indiana law.

                    (xx) The  information in the  Prospectus  under the captions
               "Regulation," "The Conversion," "Restrictions on Acquisition of Third Century Bancorp" and "Description of Capital Stock," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process in the Prospectus under the caption "The Conversion," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and accurately describes such process in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption "The Conversion--Principal Effects of Conversion--Tax Effects" has been reviewed by such counsel and accurately describes the federal and state tax opinions rendered by them to the Company and the Bank with respect to such matters.


                    In giving  such  opinion,  such  counsel  may rely as to all matters of fact on certificates of officers or directors of the Company and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the State of Indiana.

                    The term  "Actual  Knowledge"  as used herein shall have the meaning set forth in the Legal Opinion Accord of the American Bar Association Section of Business Law. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Bank.

                    In  addition,  such  counsel  shall  state  that  during the preparation of the Conversion Application, the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the Company and the Bank, at which conferences the contents of the Conversion Application, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Conversion Application, the Registration Statement or the Prospectus and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company and the Bank), nothing has come to their attention that would lead them to believe that the Conversion Application, the Notice, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Principal Accounting Officer of the Company and the Bank in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company or the Bank and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company or the Bank independently, or of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Conversion; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or the Bank, threatened by the Commission or any state authority;
     (vii) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Bank, threatened by the Department, the FDIC, the Commission, the FRB, or any state authority; and
     (viii) to the best knowledge of the Company or the Bank, no person has sought to obtain review of the final action of the Department approving the Plan.

          (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Company and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the Company or the Bank shall not have received from the Department or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Company and the Bank taken as a whole; (iii) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company and the Bank.

          (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from BKD, LLP dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that BKD, LLP is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the Department, the FDIC and the Commission and stating in effect that in its opinion the financial statements, schedules and related notes of the Bank as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the Department, the FDIC and the Commission and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Department, the FDIC and the Commission and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, by the Bank; or (C) there was any decrease in the net assets of the Bank at the date of such letter as compared with amounts shown in the latest unaudited balance sheets included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

          (g) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by BKD, LLP in the letter delivered by it pursuant to subsection (f) of this
     Section 7, the  "specified  date"  referred to in clause (ii) of subsection
     (f) to be a date specified in the letter required by this subsection (g) which for purposes of such letter shall not be more than three business days prior to the Closing Date.


          (h) At the Closing Date, the Bank shall receive a letter from Keller & Company, Inc., dated the Closing Date (i) confirming that said firm is independent of the Company and the Bank and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Department and the FDIC Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Bank expressed in its Appraisal dated as of February 27, 2004, as most recently updated, remains in effect.


          (i) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the Department approving the Conversion
     Application and authorizing the use of the Prospectus and the Proxy Statement; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the Department evidencing the valid existence of the Bank; (iv) a certificate from the State of Indiana evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts; (vi) a certificate from the FHLB-Indianapolis evidencing the Bank's membership therein; (vii) a copy of the letter from the FRB approving the Company's Holding Company

     Application;   (viii)  a   certified   copy  of  the  Bank's   Articles  of
     Incorporation and Bylaws; and (ix) a copy of the letter of non-objection from the FDIC.

          (j) Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the "NYSE") or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, Indiana savings banks or federal savings banks or a general moratorium on the withdrawal of deposits from commercial banks, Indiana savings banks or federal savings banks declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (k) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Bank in connection with the Conversion and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and its counsel.

     Section 8. Indemnification.


          (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement  thereto),  the  Conversion  Application  (or any  amendment  or supplement thereto), the Notice (or any amendment or supplement thereto), the Holding Company Application or any instrument or document executed by the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Notice (or any amendment or supplement thereto) any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Notice (or any amendment or supplement thereto) any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that certain information furnished in writing to the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion--Marketing Arrangements"; and, provided further, that such indemnification shall be to the extent not prohibited by the Commission, the Department, the FDIC and the FRB.

          (b) The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Notice (or any amendment or supplement thereto) any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Notice (or any amendment or supplement thereto) or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that the Agent's obligations under this
     Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Notice (or any amendment or supplement thereto) any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that certain information furnished in writing to the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion--Marketing Arrangements."



          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Agent, the Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees and expenses paid to the Agent pursuant to Section 2 of this Agreement bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the Bank and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Company, the Bank and the Agent may otherwise have. For purposes of this
Section 9, each of the Agent's, the Company's or the Bank's officers and directors and each person, if any, who controls the Agent or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

     Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Bank and the Agent, the representations and warranties and other statements of the Company, the Bank and the Agent set forth in or made pursuant to this Agreement and the provisions relating to contribution shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:


          (a) In the event the Company fails to sell the required minimum number of the Shares by ________, 2004, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6, 8 and 9 hereof.

          (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be cancelled by the Agent by notifying the Company and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

          (c) If the Agent elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.


     The Company and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within 30 days after the Company and the Bank have provided the Agent with notice of such breach.

     This Agreement may also be terminated by mutual written consent of the parties hereto.


     Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Harold Hanley (with a copy to Luse Gorman Pomerenk & Schick, P.C., N.W., Suite 400, Washington, D.C. 20015, Attention: Eric Luse) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 80 East Jefferson Street, Franklin, Indiana 46131, Attention:
Robert D.  Heuchan,  President  (with a copy to  Barnes &

Thornburg  LLP,  1313  Merchants  Bank  Building,   11  South  Meridian  Street,
Indianapolis, Indiana 46204, Attention: Claudia V. Swhier).



     Section 13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

     Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Bank. At the closing, the Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

Very truly yours,

THIRD CENTURY BANCORP                          MUTUAL SAVINGS BANK


By Its Authorized Representative:              By Its Authorized Representative:




---------------------------------              ------------------------------
Robert D. Heuchan, President                   Robert D. Heuchan, President


Accepted as of the date first above
written

Keefe, Bruyette & Woods, Inc.

By Its Authorized Representative:



---------------------------------
Harold T. Hanley
Managing Director

                                                                       Exhibit A




                              THIRD CENTURY BANCORP
                              ______________ SHARES
                         (MAXIMUM OFFERED IN CONVERSION)

                                  COMMON STOCK
                            (NO PAR VALUE PER SHARE)

                           SELECTED DEALER'S AGREEMENT
                              _______________, 2004


     We have agreed to assist Third Century Bancorp (the "Company") in connection with the offer and sale of shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company, to be issued in connection with the conversion of Mutual Savings Bank, an Indiana chartered savings bank (the "Bank"), from mutual to stock form. The Company in connection with its plan to effect such conversion, offered _____________ Shares for subscription by certain of the Bank's depositors and borrowers, and the Bank's employee stock ownership plan in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the conversion regulations of the Federal Deposit Insurance Corporation ("FDIC") and Indiana Department of Financial Institutions (the "Department"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

     We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of _____________ percent (________) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence.

The Bank has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least ___________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of _______ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

     Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

     As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

     This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Rule 2790 and Rule 2740 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Rules 2730, 2740 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

     Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any transaction prohibited by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock during the offering.

     We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the Board of Governors of the Federal Reserve System, the FDIC and the Department. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the "Commission") interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation,
(iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

     Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective "blue sky" laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of Ohio.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017. The enclosed duplicate copy will evidence the agreement between us.

                                          Very truly yours,


                                          KEEFE, BRUYETTE & WOODS, INC.


                                          By:
                                              ----------------------------------
                                              [Name]



CONFIRMED AND ACCEPTED
As of the date first above written:


[NAME OF SELECTED DEALER]



By:
    -----------------------------------
    Name:
    Title: